                                    EXHIBIT 5



                         [ Bingham Dana LLP Letterhead ]



                               December 2, 1999

LeukoSite, Inc.
215 First Street
Cambridge, Massachusetts 02142


Ladies and Gentlemen:

         We have acted as counsel to LeukoSite, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 631,295 shares (the "Shares") of the Company's Common Stock, $0.01 par value per share, to be offered by certain stockholders of the Company (the "Selling Stockholders"), pursuant to a Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission on December 2, 1999.

         As such counsel, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

         We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

         With respect to our opinion set forth below with respect to the Shares, we have assumed that the Company has received the specified purchase price or other consideration therefor set forth in that certain Agreement and Plan of Merger and Reorganization, dated January 4, 1999.

         This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in the State of Delaware.

LeukoSite, Inc.
December 2, 1999
Page 2


         Subject to the foregoing, it is our opinion that the Shares have been duly authorized, validly issued and fully paid and are non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       /s/ Bingham Dana LLP

                                       Bingham Dana LLP